J.P. MORGAN MUTUAL FUND SERIES
J.P. MORGAN MUTUAL FUND TRUST

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION
(Agreement) is made as of this 22nd day of
November, 2004, by and between J.P. Morgan
Mutual Fund Series, a Massachusetts business
trust (Successor Trust), with its principal
place of business at 522 Fifth Avenue, New York,
New York 10036, on behalf of each of its series
listed in Exhibit A attached hereto (each a
Successor Fund), and J.P. Morgan Mutual Fund Trust,
 a Massachusetts business trust (Predecessor
Trust),
with its principal place of business at 522 Fifth
Avenue, New York, New York 10036, on behalf of each
of its series listed in Exhibit A attached hereto
 (each a Predecessor Fund).
WHEREAS, each of the Predecessor Funds is a
series of the Predecessor Trust, an open-end,
 investment company of the management type
registered pursuant to the Investment Company
Act of 1940, as amended (1940 Act), which has
 been organized as a Massachusetts business trust;
WHEREAS, each of the Successor Funds has been
organized as series of the Successor Trust, a
 Massachusetts business trust, in order to
continue the business and operations of the
corresponding Predecessor Fund;
WHEREAS, each Successor Fund currently has
no assets and has carried on no business
activities prior to the date first shown
above and will have had no assets and will
have carried on no business activities prior to
 the consummation of the transaction described
herein;
WHEREAS, this Agreement is intended to be
 and is adopted as a plan of reorganization and
 liquidation within the meaning of Section
368(a)(1) of the United States Internal Revenue
 Code of 1986, as amended (Code);
WHEREAS, the contemplated reorganization
and liquidation will consist of (1) the sale,
assignment, conveyance, transfer and delivery
 of all of the property and assets of each of
the Predecessor Funds to the corresponding
Successor Fund in exchange solely for classes
of shares of beneficial interest of such Successor
Fund (Successor Fund Shares) corresponding to the
classes of shares of beneficial interest
 of such Predecessor Fund (Predecessor Fund Shares),
 as described herein, (2) the assumption by such
Successor Fund of all liabilities of the
corresponding Predecessor Fund, and (3) the
distribution of the Successor Fund Shares to the
shareholders of each corresponding Predecessor Fund,
as provided herein (Reorganization), all upon the
terms and conditions hereinafter set forth in this
 Agreement;
WHEREAS, each Predecessor Fund currently owns
securities that are substantially similar to
those in which the corresponding Successor Fund
is permitted to invest;
WHEREAS, the Trustees of Successor Trust have
determined, with respect to each Successor Fund,
that the sale, assignment, conveyance, transfer
 and delivery of all of the property and assets
of the corresponding Predecessor Fund
for Successor Fund Shares and the assumption of
all liabilities of such Predecessor
Fund by the corresponding Successor Fund is in the
best interests of each Successor Fund;
WHEREAS, the Trustees of the Predecessor Trust have
determined, with respect to each Predecessor Fund,
that the sale, assignment,
conveyance, transfer and delivery  of all of the
property and assets of such Predecessor Fund
for Successor Fund Shares and the assumption of all
liabilities of such Predecessor
Fund by the corresponding Successor Fund pursuant to
this Agreement is in the best interests
of the Predecessor Trust, each of the Predecessor
Funds and its shareholders and that the
interests such shareholders will not be diluted as
a result of this transaction; and
WHEREAS, the Predecessor Trust, on behalf of each
of certain Predecessor Funds identified in Exhibit
A (Contingent Predecessor Funds), has
entered into an agreement and plan of reorganization
pursuant to which each Contingent
Predecessor Fund will be reorganized with another
registered investment company or series
thereof (with respect to each Contingent Predecessor
Fund, the Primary Reorganization),
subject to approval of the Primary Reorganization
by the shareholders of such
Contingent Predecessor Fund, and this Agreement shall
not be effective with respect to such
Contingent Predecessor Fund in the event that the
Primary Reorganization is consummated;
NOW, THEREFORE, in consideration of the premises
and of the covenants and agreements hereinafter set
 forth, the parties hereto covenant
and agree as follows:
1.	TRANSFER OF ASSETS OF EACH PREDECESSOR FUND
 TO THE CORRESPONDING SUCCESSOR FUND IN EXCHANGE
FOR SUCCESSOR FUND SHARES, THE ASSUMPTION
OF ALL PREDECESSOR FUND LIABILITIES AND THE
LIQUIDATION OF THE PREDECESSOR FUND
1.1	Subject to requisite approvals and the
other terms and conditions herein set forth and on
the basis of the representations and warranties
 contained herein, Predecessor Trust, on behalf of
each Predecessor Fund, agrees to sell,
 assign, convey, transfer and deliver all of such
Predecessor Funds property and assets, as
 set forth in paragraph 1.2, to the corresponding
Successor Fund, and Successor Trust,
on behalf of each Successor Fund, agrees in exchange
therefor: (a) to deliver to the
corresponding Predecessor Fund the number of full
 and fractional Successor Fund Shares corresponding
to each class of the Predecessor
Fund Shares as of the time and date set forth in
paragraph 3; and (b) to assume all liabilities
of such Predecessor Fund, as set forth in paragraph
1.3.  Such transactions shall take place
on the date of the closing provided for in paragraph
3.1 (Closing Date).  Exhibit A attached
 hereto shows each Successor Fund and its classes of
shares of beneficial interest and the corresponding
Predecessor Fund and its classes of
shares of beneficial interest.  (Throughout this
Agreement, the term Successor Fund
Shares should be read to include each class of shares
 of the applicable Successor Fund,
and each reference to Successor Fund Shares in
connection with a Predecessor Fund should
be read to include each class of beneficial interest
of the corresponding Successor
Fund.)
1.2	The property and assets of each Predecessor
Fund to be sold, assigned, conveyed, transferred
and delivered to and acquired by
Successor Trust, on behalf of the corresponding
Successor Fund, shall consist of all assets and
property, including, without limitation, all rights,
cash, securities, commodities and futures interests
and dividends or interests
receivable that are owned by such Predecessor Fund
and any deferred or prepaid expenses shown as an asset
 on the books of such Predecessor
 Fund on the Valuation Date as defined in paragraph
2.1 (collectively, with respect to each
Predecessor Fund separately, Assets).  The Predecessor
 Fund will sell, assign, convey, transfer
 and deliver to the Successor Fund any rights, stock
dividends, or other securities received
 by the Predecessor Fund after the Closing Date as
stock dividends or other distributions
 on or with respect to the property and assets
transferred, which rights, stock dividends,
 and other securities shall be deemed included in
the property and assets transferred to
the Successor Fund at the Closing Date and shall
not be separately valued, in which case any
 such distribution that remains unpaid as of the
Closing Date shall be included in the determination
of
the value of the assets of the Predecessor Fund
acquired by the Successor Fund.
1.3	Predecessor Trust, on behalf of each
Predecessor Fund, will make reasonable efforts to
discharge all of its known liabilities and
obligations prior to the Valuation Date.  Successor
 Trust, on behalf of each Successor Fund,
shall assume all of the liabilities of the
corresponding Predecessor Fund, whether accrued
or contingent, known or unknown, existing at the
Valuation Date (collectively, with
respect to each Predecessor Fund separately,
 Liabilities).
1.4.	Immediately upon delivery to the Predecessor
Fund of the Successor Fund Shares, the Predecessor
Fund, as the then sole shareholder of the
Successor Fund, shall (a) approve the advisory
agreement with respect to the Successor Fund, and
(b) approve the distribution plan pursuant
to Rule 12b-1 under the 1940 Act with respect to each
 applicable class of Successor Fund Shares.
1.5	Immediately following the actions
contemplated by paragraph 1.4, the Predecessor
Trust shall take such actions necessary to complete
the liquidation of each Predecessor Fund.
 To complete the liquidation, the Predecessor Trust,
 on behalf of the Predecessor Fund,
 shall (a) distribute to its shareholders of record
with respect to each class of
Predecessor Fund Shares as of the Closing, as
defined
 in paragraph 3.1 (Predecessor
Fund Shareholders), on a pro rata basis within that
 class,
the Successor Fund Shares of the corresponding
class
 received by the Predecessor Trust,
 on behalf of the Predecessor Fund, pursuant to
paragraph 1.1 and (b) completely liquidate.
  Such liquidation shall be accomplished, with
respect to each class of
Predecessor Fund Shares, by the transfer of the
corresponding Successor Fund Shares then credited
to the account of the Predecessor Fund on the books
 of the Successor Fund to open accounts
on the share records of the Successor Fund in the
names of the Predecessor Fund Shareholders.
  The aggregate net asset value of each class of
Successor Fund Shares to be so credited
to each corresponding class of Predecessor Fund
Shareholders shall, with respect to each class,
 be equal to the aggregate net asset value of the
 Predecessor Fund Shares of the
corresponding class owned by Predecessor Fund
Shareholders on the Closing Date.  All issued and
outstanding Predecessor Fund Shares will be canceled
 on the books of the Predecessor Fund.
 No Successor Fund shall issue certificates
representing any class of Successor
Fund Shares in connection with such exchange.
1.6	Ownership of Successor Fund Shares w
ill
be shown on the books of each Successor Funds
transfer agent.
1.7	Any reporting responsibility of a
Predecessor Fund, including, but not limited to,
the responsibility for filing regulatory reports,
tax returns, or other documents with the Securities
 and Exchange Commission (Commission),
any state securities commission, and any federal,
state or local tax authorities or any
other relevant regulatory authority, is and shall
 remain the responsibility of such Predecessor
 Fund.
2.	VALUATION
2.1	The value of the Assets of each Predecessor
Fund shall be determined as of the time for
calculation of its net asset value as set forth
in the then-current prospectus for the Predecessor
 Fund on the Closing Date (such time and
 date being hereinafter called the Valuation Date),
comp
uted using the valuation
procedures set forth in the then-current prospectus
and statement of additional information,
 as supplemented, with respect to each Predecessor
Fund and valuation procedures established by
Predecessor Trusts Board of Trustees.
2.2	All computations of value shall be made by
JPMorgan Chase Bank, N.A., in its capacity as fund
accountant for each Predecessor
Fund.
3.	CLOSING AND CLOSING DATE
3.1	The Closing Date shall be February 18, 2005,
 or such other date as the parties may agree.  All
 acts taking place at the closing of the
 transactions provided for in this Agreement
(Closing) shall be deemed to take place
simultaneously as of the close of business on the
Closing Date unless otherwise agreed to by the parties.
 The close of business on the Closing
Date shall be as of 5:00 p.m., Eastern Time.
The Closing shall be held at the offices of
Successor Trust or at such other time and/or place
as the parties may agree.
3.2	Predecessor Trust shall direct JPMorgan
Chase Bank, N.A., as custodian for each Predecessor
 Fund (Predecessor Fund Custodian), to
deliver to Successor Trust, at the Closing, a
certificate of an authorized officer
stating that (i) the Assets of each Predecessor Fund
have been delivered in proper form
to the corresponding Successor Fund within two
business days prior to or on the Closing
 Date, and (ii) all necessary taxes in connection
with the delivery of the Assets of each
Predecessor Fund, including all applicable federal
 and state stock transfer stamps, if any, have been
paid or provision for payment has been made.
 Each Predecessor Funds portfolio securities
represented by a certificate or other written
instrument shall be presented by the Predecessor
Fund Custodian to JPMorgan Chase Bank, N.A. as the
 custodian for the corresponding Successor
Fund (Successor Fund Custodian).  Such presentation
shall be made for examination no later
 than five (5) business days preceding the Closing
Date, and such certificates and other
written instruments shall be transferred and delivered
by each Predecessor Fund as of the
Closing Date for the account of the corresponding
 Successor Fund duly endorsed in proper form for
transfer in such co
ndition as to constitute good delivery thereof.
Each Predecessor Funds Assets held in
book-entry form with a securities depository, as
defined in Rule 17f-4 of the 1940
Act, shall be transferred by the Predecessor Fund
Custodian to the Successor Fund
Custodian for the account of the corresponding
Successor Fund as of the Closing Date
 by book entry, in accordance with the customary
practices of the Predecessor Fund
Custodian and of each such securities depository.
The cash to be transferred by each
Predecessor Fund shall be delivered by wire transfer
of federal funds on the Closing Date.
3.3	Predecessor Trust shall direct the transfer
 agent for each Predecessor Fund (Transfer Agent) to
deliver to Successor Trust at
the Closing a certificate of an authorized officer
stating that its records contain the name
and address of each Predecessor Fund Shareholder and
the number and percentage ownership
 of each outstanding class of Predecessor Fund Shares
owned by each such shareholder immediately prior to
the Closing.  Each Successor Fund
shall deliver to the Secretary of the corresponding
Predecessor Fund a confirmation
evidencing that (a) the appropriate number of
Successor Fund Shares have been credited to such
Predecessor Funds account on the books of such
Successor Fund pursuant to paragraph 1.1 prior
 to the actions contemplated by paragraph 1.4 and
(b) the appropriate number of Successor Fund
 Shares have been credited to the accounts of the
Predecessor Fund Shareholders on the books of such
Successor Fund pursuant to paragraph 1.5.
At the Closing, each Predecessor Fund shall deliver
to the corresponding Successor Fund such bills of sale,
 checks, assignments, share certificates,
 if any, receipts or other documents as such Successor
Fund or its counsel may reasonably
request.
	3.4	In the event that on the Valuation
Date (a) the New York Stock Exchange or another primary
trading market for portfolio secur
ities of a Predecessor Fund (each, an Exchange) shall
 be closed to trading or trading
thereupon shall be restricted, or (b) trading or the
 reporting of trading on such Exchange
 or elsewhere shall be disrupted so that, in the
judgment of the Board of Trustees of
Successor Trust and the Board of Trustees of Predecessor
 Trust, accurate appraisal of the
value of the net assets of such Predecessor Fund is
impracticable, the Closing Date shall be
postponed until the first Friday (that is also a
business day) after the day when trading
shall have been fully resumed and reporting s
hall have been restored.
4.	REPRESENTATIONS AND WARRANTIES
4.1	Except as has been fully disclosed to the
Successor Trust in Schedule 4.1 of this Agreement,
the Predecessor Trust, on behalf of each
Predecessor Fund, represents and warrants to
Successor Trust as follows:
(a)	Each Predecessor Fund is duly established
as
 a series of the Predecessor Trust, which is a
business trust duly organized, existing
and in good standing under the laws of the
Commonwealth of Massachusetts, with power under
the Predecessor Trusts Declaration of Trust (Charter),
 to own all of its Assets and to
carry on its business as it is being conducted as of
the date hereof.  Predecessor Trust
is not required to qualify as a foreign trust or
association in any jurisdiction, except in any
jurisdiction in which it has so qualified or
in which a failure to so qualify would not have a
material adverse effect.  Predecessor Trust
has all necessary federal, state and local
authorization to carry on its business as now being
conducted and to fulfill the terms of this
Agreement, except as set forth in paragraph 4.1(c).
The obligations of Predecessor Trust
entered into in the name or on behalf thereof by any
of the Trustees, officers, employees or agents
 are made not individually, but in such capacities,
and are not binding upon any of the
Trustees, officers, employees, agent
s or shareholders of Predecessor Trust personally,
but bind only the assets of Predecessor
Trust and all persons dealing with any series or
fund of Predecessor Trust, such as the
Predecessor Funds, must look solely to the assets
of Predecessor Trust belonging to such
series or fund for the enforcement of any claims
against Predecessor Trust.
(b)	Predecessor Trust is a registered investment
 company classified as a management company of the
open-end type, and its registration
with the Commission as an investment company under
the 1940 Act, and the registration of
each class of Predecessor Fund Shares under the
Securities Act of 1933, as amended (1933 Act), is in
full force and effect.
(c)	No consent, approval, authorization, or order
 of any court or governmental authority is required
for the consummation by the Predecessor
Funds of the transactions contemplated herein, except
 such as may be required under the 1933 Act, the
Securities Exchange Act of 1934, as amended
 (1934 Act), the 1940 Act, state securities laws
and the Hart-Scott-Rodino Act.
(d)	The current prospectus and statement of
additional information of each Predecessor Fund
(true and correct copies of which have been
delivered to the Successor Trust) and each prospectus
 and statement of additional information
of each Predecessor Fund used at all times prior to
 the date of this Agreement conforms
or conformed at the time of its use in all material
respects to the applicable requirements
of the 1933 Act and the 1940 Act and the rules and
regulations of the Commission thereunder
 and does not or did not at the time of its use
include any untrue statement of a material
fact or omit to state any material fact required to
be stated therein or necessary to make the statements
 therein, in light of the circumstances
 under which they were made, not materially misleading.
(e)	On the Closing Date, the Predecessor Trust,
 on behalf of each Predecessor Fund, will have good
and marketable title to the Assets and full
right, power, and authority to sell, assign, convey,
 transfer and deliver such Assets
hereunder free of any liens or other encumbrances,
and upon delivery and payment for the
Assets, the Successor Trust, on behalf of each
corresponding Successor Fund, will acquire
good and marketable title thereto, subject to no
restrictions on the full transfer thereof, including
such restrictions as might arise under
the 1933 Act.
(f)	None of the Predecessor Funds is engaged
currently, and the execution, delivery and performance
of this Agreement will not result, (i) in
a material violation of the Charter or by-laws of
Predecessor Trust or of any agreement,
indenture, instrument, contract, lease or other
undertaking to which the Predecessor Trust, on
behalf of any of the Predecessor Funds, is a party or
by which it is bound, or (ii) the
acceleration of any material obligation, or the
imposition of any material penalty, under any
agreement, indenture, instrument, contract, lease,
judgment or decree to which the
Predecessor Trust, on behalf of any of the Predecessor
Funds, is a party or by which it is bound.
(g)	All material contracts or other commitments of
 the Predecessor Funds (other than this Agreement,
contracts listed in Schedule 4.1 and certain investment
 contracts, including options,
futures, and forward contracts) will terminate without
 liability to the Predecessor Funds on or prior to the
Closing Date.  Each contract listed in
Schedule 4.1 is a valid, binding and enforceable
obligation of each party thereto (assuming
 due authorization, execution and delivery by the other
 parties thereto) and the
assignment by each Predecessor Fund to the
corresponding
Successor Fund of each such contract
will not result in the termination of such contract,
any breach or default thereunder or
the imposition of any penalty thereunder.
(h)	No litigation or administrative proceeding
or investigation of or before any court or
governmental body is presently pending or, to the
Predecessor Trusts knowledge, threatened against
Predecessor Trust, with respect to
any Predecessor Fund or any of its properties or
assets, that, if adversely determined, would
materially and adversely affect its financial condition
 or the conduct of its business.  Predecessor
 Trust, on behalf of the Predecessor Funds, knows of no
 facts which might form the basis for
 the institution of such proceedings and is not a party
 to or subject to the provisions of
 any order, decree or judgment of any court or
governmental body which materially and
adversely affects its business or its ability to
consummate the transactions herein
contemplated.
(i)	The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets,
and Schedule of Investments of each of the
Predecessor Funds as included in the most recent
Annual Report to Shareholders for each of the
Predecessor Funds (as to each Predecessor Fund, the
Annual Statement), have been
audited by PricewaterhouseCoopers LLP, Independent
Registered Public Accounting Firm, and are in
accordance with accounting principles generally
accepted in the United States of America (GAAP)
consistently applied, and such
statements (true and correct copies of which have
been furnished to the Successor Trust) present
fairly, in all material respects, the financial
condition of each of the Predecessor Funds as of the
 date of the Annual Statements in accordance
 with GAAP, and there are no known contingent,
accrued or other liabilities of the
Predecessor Funds required to be reflected on a
balance sheet (including the notes thereto)
n accordance with GAAP as of the date of the
Annual Statements that are not disclosed therein.
  The Statement of Assets and Liabilities,
Statements of Operations and Changes
in Net Assets, and Schedule of Investments of
each of the Predecessor Funds, as included or to
 be included in the most recent Semi-Annual
Report to shareholders for each of the
Predecessor Funds since the date of the Annual
Statements (as to each Predecessor Fund, the
Semi-Annual Statements) (unaudited), are or will
be when sent to Predecessor Fund shareholders
in the regular course in accordance with GAAP
consistently applied, and such statements
(true and correct copies of which have been or
will be furnished to the Successor Trust) present
or will present fairly, in all material respects,
the financial condition of each of the
Predecessor Funds as of the date of the Semi-Annual
Statements in accordance with GAAP, and
all known contingent, accrued or other liabilities
 of the Predecessor Funds required to be
reflected on a balance sheet (including the notes
thereto) in accordance with GAAP as of
such date are or will be disclosed therein.
(j)	Since the date of the Annual Statement,
there has not been any material adverse change in
each  Predecessor Funds financial condition,
 assets, Liabilities or business, other than changes
 occurring in the ordinary cou
rse of business, or any incurrence by the
Predecessor
 Fund of indebtedness, other than
indebtedness incurred in the ordinary course of
business in accordance with the Predecessor Funds
investment restrictions.  For the purposes of this
 subparagraph (j), a decline in net asset
value per share of Predecessor Fund Shares due to
declines in market values of securities held
 by the Predecessor Fund, the discharge of
Predecessor
 Funds liabilities, or the redemption
of Predecessor Fund Shares by shareholders of the
Predecessor Fund shall not
constitute a material adverse change.
(k)	On the Closing Date, all federal and other
tax returns, dividend reporting forms, and other
tax-related reports of each of the
Predecessor Funds required by law to have been
filed by such date (including any extensions) shall
have been filed and are or will be correct in all
 material respects, and all federal
 and other taxes shown as due or required to be
 shown as due on said returns and reports shall
have been paid or provision shall have been made
for the payment thereof and, to the best
 of the Predecessor Trusts knowledge, no such
return is currently under audit and no assessment
has been asserted with respect to such
returns.
(l)	For each taxable year of its operation
(including the taxable year that includes the
Closing Date), each of the Predecessor Funds has
met the requirements of Subchapter M of the Code
for qualification and treatment as a regulated
investment company, has elected to be
treated as such, and has been eligible to compute
and has computed its federal income tax
under Section 852 of the Code.
(m)	All issued and outstanding Predecessor
Fund
 Shares are, and on the Closing Date will be, duly
authorized and validly and legally issued and
outstanding, fully paid and non-assessable by
Predecessor Trust and have been offered and sold
in every state, territory and the District
 of Columbia in compliance in all material respects
 with applicable registration
requirements of all applicable federal and state
securities laws.  All of the issued and
outstanding Predecessor Fund Shares will, at the
time of Closing, be held by the persons and in the
 amounts set forth in the records of the
Transfer Agent, on behalf of the Predecessor Fund,
as provided in paragraph 3.3.  None of the
Predecessor Funds have outstanding any options,
warrants or other rights to subscribe for or
purchase any of the Predecessor Fund Shares,
nor is there outstanding any security convertible
into any of the Predecessor Fund Shares.
 The Predecessor Fund will review its assets to
ensure that at any time prior to the
Closing Date its assets do not include any assets
that the Successor Fund is not permitted, or
 reasonably believes to be unsuitable for it, to
acquire, including without limitation any security
that, prior to its acquisition by the
Predecessor Fund, is unsuitable for the Successor
Fund to acquire.
(n)	The execution, delivery and performance
of this Agreement, and the transactions
contemplated herein, have been duly authorized by
all necessary action on the part of the Board of
 Trustees of Predecessor Trust and by the
approval of the Predecessor Funds shareholders,
as described in paragraph 8.1, and this Agreement
constitutes a valid and binding
obligation of the Predecessor Trust, on behalf of
the Predecessor Fund, enforceable in accordance
with its terms, subject, as to enforcement, to
bankruptcy, insolvency, reorganization,
moratorium and other laws relating to or affecting
creditors rights and to general equity
 principles.
(o)	The Proxy Statement (as defined in
paragraph 5.2), insofar as it relates to the
Predecessor Funds, will on the date thereof and
at all times prior to the conclusion of the
shareholder meeting to which the Proxy Statement
 relates (i) not contain any untrue statement
of a material fact or omit to state a material
fact required to be stated therein or necessary
 to make the statements therein, in light of the
 circumstances under which such statements were
made, not materially misleading (provided
that this representation and warranty shall not
apply to statements in or omissions from the
Proxy Statement made in reliance upon and in
conformity with information that was furnished
by Successor Trust for use therein) and (ii)
comply in all material respects with the
provisions of the 1933 Act, the 1934 Act and
the 1940 Act and the rules and regulations
thereunder.  The information to be furnished by
each of the Predecessor Funds for use in
registration statements and other documents
filed or to be filed with any federal, state or
 local
regulatory authority (including the National
Association of Securities Dealers, Inc.), which
may be necessary in connection with the
transactions contemplated hereby, shall be
accurate and complete in all material respects
and shall
comply in all material respects with federal
securities and other laws and regulations
thereunder applicable thereto.
4.2	Except as has been fully disclosed to
the Predecessor Trust in Schedule 4.2, the
Successor Trust, on behalf of each Successor
Fund, represents and warrants to the
Predecessor Trust as follows:
(a)	Each Successor Fund is duly
established as a series of the Successor Trust,
 which is a business trust duly organized,
existing,
and in good standing under the laws of the
Commonwealth of Massachusetts with the power
under Successor Trusts Declaration of Trust to
own all of its properties and assets and to
 carry on its business as contemplated by this
Agreement.  The Successor Trust is not required
to qualify as a foreign trust or association in
any jurisdiction, except in any jurisdiction
in which it has so qualified or in which a
failure to so qualify would not have a material
 adverse effect.  The Trust has all necessary
federal, state and local authorization to carry
 on its business as now being conducted and to
fulfill the terms of this Agreement, except
as set forth in paragraph 4.2(b).  The obligations
 of Successor Trust entered into in
the name or on behalf thereof by any of the
Trustees, officers, employees or agents are made
not individually, but in such capacities, and
are not binding upon any of the Trustees,
officers, employees, agents or shareholders of
 Successor Trust personally, but bind only the
assets of Successor Trust and all persons
dealing with any series or fund of Successor Trust,
 such as the Successor Funds, must look
solely to the assets of Successor Trust belonging
 to such series or fund for the
enforcement of any claims against Successor Trust.
(b)	No consent, approval, authorization, or
order of any court or governmental authority is
 required for the consummation by the Successor
 Funds of the transactions contemplated herein,
except such as may be required under the
1933 Act, the 1934 Act, the 1940 Act, state
securities laws and the Hart-Scott-Rodino Act.
(c)	Each Successor Fund currently has no assets
or liabilities and has carried on no business
activities prior to the date first s
hown above.  Prior to the Closing Date, none of
the Successor Funds will have any assets or
liabilities or will have carried on any business
 activities.
(d) 	None of the Successor Funds is currently
engaged in any activities and the execution,
delivery and performance of this
Agreement will not result, in (i) a material
violation of the Successor Trusts Declaration of
Trust or by-laws or of any agreement, indenture,
instrument, contract, lease or other
undertaking to which the Successor Trust, on
behalf of any of the Successor Funds, is a party
or by which it is bound, or (ii) the acceleration
of any material obligation, or the
imposition of any material penalty, under any
agreement, indenture, instrument, contract,
lease, judgment or decree to which the Successor
Trust, on behalf of any of the Successor
Funds, is a party or by which it is bound.
(e)	No litigation or administrative proceeding
or investigation of or before any court or
governmental body is presently pending or, to
 the Successor Trusts knowledge, threatened against
 Successor Trust, with respect to any of the
Successor Funds or its properties or assets, that,
if adversely determined, would
materially and adversely affect the Successor
Funds financial condition or the conduct of its
business. The Successor Trust, on behalf of each
of the Successor Funds, knows of no facts
which might form the basis for the institution of
 such proceedings and is not a party to or subject
 to the provisions of any order, decree or
 judgment of any court or
governmental body which materially and adversely
affects the Successor Funds business or its
ability
to consummate the transactions herein contemplated.
(f)	Upon consummation of the Reorganization,
all issued and outstanding Successor Fund Shares
will be duly authorized and validly and legally
issued and outstanding, fully paid and
non-assessable by Successor Trust and will have
been offered and sold in every state,
territory and the District of Columbia in
compliance in all material respects with applicable
registration requirements of the 1933 Act and
other securities laws.  None of the
Successor Funds have outstanding any options,
warrants or other rights to subscribe for or
purchase any Successor Fund Shares, nor is there
 outstanding any security convertible into
 any Successor Fund Shares.
(g)	The execution, delivery and performance
 of this Agreement, and the transaction
contemplated herein, have been duly authorized by
all necessary action on the part of the Board
of Trustees of the Successor Trust, and this
Agreement constitutes a valid and binding
obligation of Successor Trust, on behalf of each
of the Successor Funds, enforceable in
accordance with its terms, subject, as to
enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws relating
to or affecting creditors rights and to general
equity principles.
(h)	The information to be furnished by each
of the Successor Funds for use in the registration
 statements, proxy materials and
other documents that may be necessary in
connection with the transactions contemplated
hereby shall be accurate and complete in all
material respects and shall comply in all material
respects with federal securities and other laws
and regulations applicable thereto.
		(i)	The current prospectus
and statement of additional information of each Successor Fund (true and correct copies of which have been delivered to Predecessor Trust, conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

		(j)	To the best knowledge of
Successor Trust, on behalf of each Successor Fund, the Successor Fund will meet the requirements of Subchapter M of the Code for qualification as a regulated investment company from and including the taxable year that includes the Closing Date and will be eligible to, and will, compute its Federal income tax under
 Section 852 of the Code.

5.	COVENANTS
Predecessor Trust, on behalf of each Predecessor
Fund, and the Successor Trust, on behalf of each
Successor Fund, respectively, hereby further
 covenant as follows:
5.1	Each Predecessor Fund covenants that it
will operate its business in the ordinary course
between the date hereof and the Closing Date, it
being understood that such ordinary
course of business will include the declaration
and payment of customary dividends and
distributions, and any other distribution that
may be advisable.
5.2	Predecessor Trust will call a meeting of
 the shareholders of each Predecessor Fund to
consider and act upon this Agreement and to take
all other action necessary to obtain approval
of the transactions contemplated herein.  In
addition, the Predecessor Trust will, on behalf of
 each Predecessor Fund, prepare, file with the
 Commission, and deliver to the shareholders of
such Predecessor Fund in connection with such
 meeting a proxy statement on Schedule 14A (Proxy
 Statement) in compliance in all material
respects with the provisions of the 1934 Act and
the 1940 Act and the rules and regulations
 thereunder.
5.3	Each Predecessor Fund covenants that the
 Successor Fund Shares to be acquired by such
Predecessor Fund hereunder are not being
acquired for the purpose of making any
distribution thereof, other than in accordance
with the terms of this Agreement.
5.4	Each Predecessor Fund will assist the
 corresponding Successor Fund in obtaining such
information as such Successor Fund reasonably
requests concerning the beneficial ownership of
the Predecessor Fund Shares.
5.5	Subject to the provisions of this
Agreement, each Successor Fund and the
corresponding Predecessor Fund covenant to take,
or cause to be taken, all action, and do or cause
to be done, all things reasonably necessary,
proper or advisable to consummate and make
effective the transactions contemplated by this
Agreement.
5.6	Each Successor Fund will provide to the

 corresponding Predecessor Fund such information
regarding such Successor Fund as may
 be reasonably necessary for the preparation of
the Proxy Statement in compliance with the
1934 Act and the 1940 Act and the rules and
regulations thereunder.
5.7	Each Successor Fund and the corresponding
Predecessor Fund covenant to use its reasonable
best efforts to fulfill or obtain the
fulfillment of the conditions precedent to effect
 the transactions contemplated by this Agreement
as promptly as practicable.
5.8	The Predecessor Trust, on behalf of each
Predecessor Fund, covenants that it will, from
time
 to time, as and when reasonably
requested by the Successor Trust, execute and
deliver or cause to be executed and delivered all
such assignments and other instruments and will
take or cause to be taken such further
action as the Successor Trust, on behalf of such
Successor Fund, may reasonably deem necessary or
desirable in order to vest in and
confirm (a) the Predecessor Trusts title to and
possession of the Successor Fund Shares to
be delivered hereunder and (b) the Successor
Trusts title to and possession of all the Assets
 and to otherwise to carry out the intent and
purpose of this Agreement.
5.9	Each Successor Fund covenants to use all
reasonable efforts to obtain the approvals and
authorizations required by the 1933 Act, the
1940 Act and such of the state blue sky or
securities laws as may be necessary in order to
operate after the Closing Date.
	5.10	  The Successor Trust shall not
change its Declaration of Trust, nor the prospectus or statement of additional information of the Successor Fund prior to the Closing so as to restrict permitted investments for the Successor Fund prior to the Closing, except as required by the Commission.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF
EACH PREDECESSOR FUND
The obligations of the Predecessor Trust, on
behalf of each Predecessor Fund, to consummate the
transactions provided for herein shall be
subject, at Predecessor Trusts election, to the
performance by the Successor Trust, on behalf of the
 corresponding Successor Fund, of all
the obligations to be performed by it hereunder on
or before the Closing Date, and, in a
ddition thereto, the following further conditions:
6.1	All representations and warranties of the
Successor Trust, on behalf of such Successor Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by
 this Agreement, as of the Closing
Date, with the same force and effect as if made on
and as of the Closing Date.
6.2	The Successor Trust, on behalf of such

Successor Fund, shall have performed all of the
covenants and complied with all of the
provisions
 required by this Agreement to be performed or
complied with by the Successor
Trust, on behalf of such Successor Fund, on or
before the Closing Date.
6.3	Successor Trust shall have executed and
delivered an assumption of the Liabilities and all
such other agreements and instruments a
s Predecessor Trust may reasonably deem necessary
or desirable in order to vest in and
confirm (a) Predecessor Trusts title to and
possession of the Successor Fund Shares to be
delivered hereunder and (b) Successor Trusts
assumption of all of the Liabilities and to
otherwise to carry out the intent and purpose of
this Agreement.
6.4 	The Successor Trust, on behalf of such
Successor Fund, shall have delivered to such
Predecessor Fund a certificate executed in the
name of such Successor Fund by the Successor Trusts
 President or Vice President and its
Treasurer or Assistant Treasurer, in a form
reasonably satisfactory to Predecessor Trust and
dated as of the Closing Date, as to the matters set
forth in paragraphs 6.1 and 6.2 and
as to such other matters as Predecessor Trust shall
reasonably request.
6.5	Such Predecessor Fund and such Successor
 Fund shall have agreed on the number of full and
fractional Successor Fund Shares to be
issued in connection with the Reorganization after
such number has been calculated in accordance
with paragraph 1.1.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF
EACH SUCCESSOR FUND
The obligations of the Successor Trust, on behalf
of each Successor Fund, to complete the transactions
provided for herein shall be subject, at the
Successor
 Trusts election, to the performance
by the Predecessor Trust, on behalf of the
corresponding Predecessor Fund, of all of the
obligations to be performed by it hereunder on
or before the Closing Date and, in
addition thereto, the following conditions:
7.1	All representations and warranties of the
Predecessor Trust, on behalf of such Predecessor
Fund, contained in this Agreement shall be true and
correct in all material respects as of
the date hereof and, except as they may be affected
 by the transactions contemplated by this
Agreement, as of the Closing Date, with the same
force and effect as if made on and as of the Closing
Date.
7.2	The Predecessor Trust, on behalf of such
Predecessor Fund, shall have performed all of the
covenants and complied with all of the
provisions required by this Agreement to be
performed or complied with by the Predecessor
Trust, on behalf of such Predecessor Fund, on or
before the Closing Date.
7.3	The Predecessor Trust shall have delivered
to such Successor Fund a statement of the Assets
and Liabilities, as of the Closing Date,
including a schedule of investments, certified by
the Treasurer of the Predecessor Trust.
  Predecessor Trust shall have executed and
delivered all such assignments and other
instruments of transfer as Successor Trust may
reasonably deem necessary or desirable in order to
vest in and confirm (a) Predecessor
Trusts title to and possession of the Successor Fund
 Shares to be delivered hereunder and (b)
Successor Trusts title to and possession of all the
Assets and to otherwise to carry out the intent and
purpose of this Agreement.
7.4	The Predecessor Trust, on behalf of such
Predecessor Fund, shall have delivered to the
Successor Trust a certificate executed in the
name of the Predecessor Trust, on behalf of such
 Predecessor Fund, and by the Predecessor
Trusts President or Vice President and its Treasurer
 or Assistant Treasurer, in a form
reasonably satisfactory to the Successor Trust and
dated as of the Closing Date, as to the matters
 set forth in paragraphs 7.1 and 7.2 and as to
such other matters as Successor Trust shall
reasonably request.
7.5	Such Predecessor Fund and such Successor
Fund shall have agreed on the number of full and
 fractional Successor Fund Shares to be issued in
connection with the Reorganization after
such number has been calculated in accordance with
paragraph 1.1.
8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS
 OF EACH SUCCESSOR FUND AND EACH CORRESPONDING
PREDECESSOR FUND
If any of the conditions set forth below have not
been satisfied on or before the Closing Date with
respect to the Predecessor Trust, on
behalf of each Predecessor Fund, or the Successor
Trust, on behalf of each Successor Fund,
the other party to this Agreement shall be
entitled,
at its option, to refuse to consummate
the transactions contemplated by this Agreement:
8.1	This Agreement and the transactions
contemplated herein shall have been approved by
the requisite vote of the holders of the outstanding
shares of such Predecessor Fund, in accordance
with the provision of the Charter and
 by-laws of the Predecessor Trust, applicable
state law and the 1940 Act, and certified
copies of the resolutions evidencing such approval
shall have been delivered to Successor
Trust.  Notwithstanding anything herein to the
contrary, neither the  Successor Trust nor the
 Predecessor Trust may waive the condition set
forth in this paragraph 8.1.
8.2	On the Closing Date no action, suit or
other proceeding shall be pending or, to the
Successor Trusts or to the Predecessor Trusts
knowledge, threatened before any court or
governmental agency in which it is sought to
restrain or prohibit, or obtain damages or other
relief in connection with, this Agreement
or the transactions contemplated herein.
8.3	All consents of other parties and all
other consents, orders and permits of federal,
state and local regulatory authorities deemed
necessary by the Successor Trust or the
Predecessor Trust to permit consummation, in all
material respects, of the transactions
contemplated hereby shall have been obtained,
except where failure to obtain any such consent,
order
or permit would not involve a risk of a material
adverse effect on the assets or properties of such
Successor Fund or such Predecessor Fund,
provided that either party hereto may for itself
waive any of such conditions.
8.4	The registration statement with respect to
the Successor Fund Shares under the 1933 Act shall
be effective, and no stop order
suspending the effectiveness of such registration
statement shall have been issued and, to the best
knowledge of the parties hereto, no investigation
or proceeding for that purpose shall
 have been instituted or be pending, threatened or
contemplated under the 1933 Act.
8.5	The parties shall have received the opinion
of Dechert LLP dated the Closing Date,
substantially to the effect that, based upon
certain facts, assumptions, and representations
made by
the Predecessor Trust, on behalf of each Predecessor
 Fund, the Successor Trust, on behalf
of each Successor Fund, and their respective
authorized officers, (i) the transaction
 contemplated by this Agreement will constitute a
reorganization within the meaning of Section 368(a)
of the Code, and the Successor Fund
 and the Predecessor Fund will each be a party to a
reorganization within the meaning of
Section 368(b) of the Code; (ii) no gain or loss will
be recognized by the Successor Fund upon
 receipt of the Assets in exchange for the Successor
 Fund Shares and the assumption by the
Successor Fund of the Liabilities; (iii) the basis in
the hands of the Successor Fund in the
Assets will be the same as the basis of the
Predecessor Fund in the Assets immediately prior to
 the transfer thereof; (iv) the holding periods of
the Assets in the hands of the Successor Fund will
include the periods during which the Assets
 were held by the Predecessor Fund; (v) no gain or
loss will be recognized by the Predecessor
 Fund upon the transfer of the Assets to the
Successor Fund in exchange for the Successor
Fund Shares and the assumption by the Successor Fund
of all of the Liabilities, or upon
the distribution of the Successor Fund Shares by the
Predecessor Fund to its shareholders i
n liquidation; (vi) no gain or loss will be
recognized by the Predecessor Fund shareholders
upon the exchange of their Predecessor Fund Shares
 for the Successor Fund Shares; (vii) the
aggregate basis of the Successor Fund Shares that
each Predecessor Fund shareholder receives
in connection with the transaction will be the same
as the aggregate basis of his or her
 Predecessor Fund Shares exchanged therefor; (viii)
an Predecessor Fund shareholders
holding period for his or her Successor Fund
Shares will be determined by including the period
 for which he or she held the Predecessor Fund
Shares exchanged therefore, provide
 that he or she held such Predecessor Fund Shares
 as capital assets; and (ix) the Successor
Fund will succeed to, and take into account
(subject to the conditions and limitations specified
in Sections 381, 382, 383, and 384 of the
 Code and the Regulations thereunder) the items of the
 Predecessor Fund described in Section
381(c) of the Code.  The opinion will not address
 whether gain or loss will be recognized
with respect to any contracts subject to Section
1256 of the Code in connection with the
reorganization.  The delivery of such opinion is
conditioned upon receipt by Dechert
LLP of representations it shall request of the
Successor Trust and the Predecessor Trust.
Notwithstanding anything herein to the contrary,
neither the Successor Trust nor the Predecessor Trust
 may waive the condition set
forth in this paragraph 8.5.
	8.6	The Assets will include no assets
which the Successor Fund, by reason of limitations contained in Successor Trusts
Declaration of Trust or of investment restrictions disclosed in such Successor Funds current prospectus and statement of additional information, as supplemented, in effect on the Closing Date, may not properly acquire.

9.	INDEMNIFICATION
	9.1	The Successor Trust, out of each
Successor Funds assets and property (including any amounts paid to the Successor Trust pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Predecessor Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the corresponding Predecessor Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Successor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Successor Trust or its Trustees or officers prior to the Closing
 Date, provided that such indemnification by the Successor Trust (or the
Successor Fund) is not (a) in violation of any applicable law or (b) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

	9.2	The Predecessor Trust, out of each
Predecessor Funds assets and property (including any amounts paid to the Predecessor Trust pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Successor Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the corresponding Successor Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Predecessor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Predecessor Trust or its Trustees or officers prior to the Closing Date, provided that such indemnification by the Predecessor Trust (or the Predecessor Fund) is not
(a) in violation of any applicable law or (b) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent
jurisdiction.

10.	BROKERAGE FEES AND EXPENSES
10.1	The Successor Trust, on behalf of each
Successor Fund, and the Predecessor Trust, on behalf
of each Predecessor Fund, represent and
warrant to each other that there are no brokers or
 finders entitled to receive any
payments in connection with the transactions
provided for herein.
10.2	The expenses relating to the
Reorganization will be borne by J.P. Morgan
Investment Management Inc.  The costs of the
Reorganization
 shall include, but not be limited to, costs
associated with obtaining any necessary order
of exemption from the 1940 Act, preparing,
printing and distributing the Proxy Statement,
legal fees, accounting fees, securities registration
fees, and costs of holding shareholders meetings.
Notwithstanding any of the foregoing,
expenses will in any event be paid by the party
directly incurring such expenses if and to
the extent that the payment by another person of such
expenses would result in the
disqualification of such party as a regulated
investment company within the meaning of Section
851 of the Code.
11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
11.1	The Successor Trust and the Predecessor
Trust agree that neither party has made any
representation, warranty or covenant, on behalf
of either a Successor Fund or a Predecessor Fund,
 respectively, not set forth herein and that
this Agreement constitutes the entire agreement
 between the parties.
11.2	The representations, warranties and
covenants contained in this Agreement or in any
document delivered pursuant hereto or in connection
herewith shall survive the consummation of the
transactions contemplated hereunder.  The
covenants to be performed after the Closing and
the obligations of each Successor Fund in
Section 9 shall survive the Closing.
12.	TERMINATION
This Agreement may be terminated and the
transactions contemplated hereby may be abandoned
 by resolution of the Board of Trustees of the
Successor Trust or the Board of Trustees of the
 Predecessor Trust, at any time prior to the Closing
Date, if circumstances should develop that,
 in the opinion of that Board, make proceeding with
the Agreement inadvisable with
respect to a Successor Fund or a Predecessor Fund,
respectively.  In addition, this Agreement
 shall be terminated with respect to each
Contingent Predecessor Fund, if the shareholders
 of such Contingent Predecessor Fund approve the
Primary Reorganization of such Contingent
Predecessor Fund and such Primary Reorganization
is consummated.
13.	AMENDMENTS
This Agreement may be amended, modified or
supplemented in such manner as may be deemed
necessary or advisable by the authorized officers
 of Predecessor Trust and the Successor Trust.
14.	NOTICES
Any notice, report, statement or demand required or
permitted by any provisions of this Agreement shall
be in writing and shall be given by
facsimile, electronic delivery (i.e., e-mail)
personal service or prepaid or certified mail
addressed as follows:  if to the Successor Trust or
the Predecessor Trust, at the address set forth in
the preamble to this Agreement, in
each case to the attention of Nina O. Shenker and
with a copy to Sullivan & Cromwell, 125
 Broadway, New York, NY 10004, attn.:  John E.
Baumgardner, Jr.
15.	HEADINGS; GOVERNING LAW; SEVERABILITY;
ASSIGNMENT; LIMITATION OF LIABILITY; RULE 145
15.1	The Article and paragraph headings contai
ned in this Agreement are for reference purposes
only and shall not affect in any way the
meaning or interpretation of this Agreement.
15.2	This Agreement shall be governed by and
construed in accordance with the laws of the
Commonwealth of Massachusetts without regard to
its principles of conflicts of laws.
15.3	This Agreement shall bind and inure to the
benefit of the parties hereto and their respective
successors and assigns, but no assignment
 or transfer hereof or of any rights or obligations
hereunder shall be made by any party
without the written consent of the other party.
Nothing herein expressed or implied is intended
 or shall be construed to confer upon or give any
person, firm or corporation, other than the parties
hereto and their respective successors and assigns,
any rights or remedies under or by
reason of this Agreement.
	15.4	The warranties, representations,
and agreements contained in this Agreement made by Predecessor Trust, on behalf of each of the Predecessor Funds, are made on a several (and not joint, or joint and several) basis.
Similarly, the warranties, representations, and agreements contained in this Agreement made by the Successor Trust, on behalf of each of the Successor Funds, are made on a several (and not joint, or joint and several) basis.

	15.5	Pursuant to Rule 145 under the
1933 Act, the Predecessor Fund will, in connection with the issuance of any Successor Fund
Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursu ant to Rule 145(c), cause to be affixed upon the certificates issued to such person
(if any) a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
SOLD OR OTHERWISE TRANSFERRED EXCEPT TO
SUCCESSOR FUND OR ITS PRINCIPAL UNDERWRITER UNLESS
(i) A REGISTRATION STATEMENT WITH RESPECT
THERETO IS EFECTIVE UNDER THE SECURITIES ACT OF 1933,
 AS AMENDED, OR (ii) IN THE OPINION OF COUNSEL
REASONABLY SATISFACTORY TO SUCCESSOR FUND,
SUCH REGISTRATION IS NOT REQUIRED;




[Remainder of Page Intentionally Left Blank] and, further, the Predecessor Fund will issue stop transfer instructions to its transfer agent with respect to such Predecessor Fund Shares.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or any Vice President.
J.P. MORGAN MUTUAL FUND SERIES, on behalf of each of its series listed in Exhibit A attached hereto



J.P. MORGAN MUTUAL FUND TRUST, on behalf of each of
its series listed in Exhibit A attached hereto
By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC., with respect to paragraph 10.2 only



By: _______________________________
Name:
Title:



Exhibit A

J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Series
Predecessor Funds

Successor Funds
JPMorgan 100% U.S. Treasury Securities Money Market
Fund -- Capital, Institutional, Agency, Premier,
Morgan and Reserve
JPMorgan 100% U.S. Treasury Securities Money Market
Fund -- Capital, Institutional, Agency, Premier,
Morgan and Reserve
JPMorgan California Tax Free Money Market Fund --
Morgan
JPMorgan California Tax Free Money Market Fund --
Morgan
JPMorgan Federal Money Market Fund -- Institutional,
 Agency, Premier, Morgan and Reserve
JPMorgan Federal Money Market Fund -- Institutional,
 Agency, Premier, Morgan and Reserve
JPMorgan Liquid Assets Money Market Fund --
Institutional, Agency, Premier and Morgan
JPMorgan Liquid Assets Money Market Fund --
Instituti
onal, Agency, Premier and Morgan
JPMorgan New York Tax Free Money Market Fund --
Morgan and Reserve
JPMorgan New York Tax Free Money Market Fund --
Morgan and Reserve
JPMorgan Prime Money Market Fund -- Capital,
Institutional, Agency, Premier, Morgan, Reserve,
Class B, Class C, Select and Cash Management
JPMorgan Prime Money Market Fund -- Capital,
Institutional, Agency, Premier, Morgan, Reserve,
Class B, Class C, Select and Cash Management
JPMorgan Tax Free Money Market Fund -- Institutional,
 Agency, Premier, Morgan and Reserve
JPMorgan Tax Free Money Market Fund -- Institutional,
Agency, Premier, Morgan and Reserve
JPMorgan Treasury Plus Money Market Fund --
Institutional, Agency, Premier, Morgan and Reserve
JPMorgan Treasury Plus Money Market Fund --
Institutional, Agency, Premier, Morgan and Reserve
JPMorgan U.S. Government Money Market Fund --
Institutional, Agency, Premier and Morgan
JPMorgan U.S. Government Money Market Fund --
Institutional, Agency, Premier and Morgan


Contingent Predecessor Funds

JPMorgan Liquid Assets Money Market Fund
JPMorgan Treasury Plus Money Market Fund
JPMorgan U.S. Government Money Market Fund

Schedule 4.1

None.















































Schedule 4.2

None.






21




278995.1.03

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19